SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                              -----------------


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                          Date of Report: July 8, 1999

                       ORANGE AND ROCKLAND UTILITIES, INC.
               (Exact name of registrant as specified in charter)


                New York           1-4315             13-1727729
               (State of        (Commission         (I.R.S. Employer
              incorporation)    File Number)        Identification No.)


               One Blue Hill Plaza, Pearl River, New York 10965
                   (Address of principal executive offices)


                Registrant's telephone number: (914) 352-6000


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                   INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

      On July 8, 1999, pursuant to an Agreement and Plan of Merger, dated May 10, 1998, among Orange and Rockland Utilities, Inc. ("O&R"), Consolidated Edison, Inc. ("CEI") and C Acquisition Corp. ("Merger Subsidiary"), Merger Subsidiary merged with and into O&R. Upon consummation of the merger, O&R as the surviving corporation became a wholly-owned subsidiary of CEI and each of the 13,529,931 shares of O&R's Common Stock, par value $5.00 per share outstanding immediately prior to the merger (the "Old Common Stock") was converted into the right to receive $58.50 in cash, without interest (the "Merger Consideration").

      The Bank of New York is the paying agent for the Merger Consideration. The Bank is mailing to each holder of record of Old Common Stock the Letter of Transmittal and related instructions to be used by the holder to surrender Old Common Stock in exchange for the Merger Consideration.

      CEI has advised O&R that CEI intends to use short-term borrowing to pay the aggregate Merger Consideration of approximately $791.5 million, and that it plans to repay the short-term borrowing with dividends from Consolidated Edison Company of New York, Inc. and O&R the source of which will be net proceeds of generating plant sales.

ITEM 4.     CHANGES IN  REGISTRANT'S CERTIFYING ACCOUNTANT

      On July 8, 1999, following consummation of the Merger, O&R's Board of Directors dismissed Arthur Andersen LLP (the "Former Accountants") and appointed PricewaterhouseCoopers LLP (the "New Accountants") as O&R's independent accountants. The New Accountants are the independent accountants for CEI and its consolidated subsidiaries.

      The Former Accountants report on O&R's financial statements for 1998 and 1997 did not contain an adverse opinion or disclaimer of opinion and was not qualified as to uncertainty, audit scope or accounting principles. During O&R's two most recent fiscal years and the subsequent interim period, there were no disagreements with the Former Accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of the Former Accountants, would have caused the Former Accountants to make a reference to the subject matter of the disagreement in connection with its reports and there did not occur any of the events listed in Item 304(a)(1)(v) (A) through (D) of Regulation S-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

      Exhibit 16 Letter, dated July 9, 1999, of Former Accountants re change in certifying accountant.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ORANGE AND ROCKLAND UTILITIES, INC.


                              By:       HYMAN SCHOENBLUM
                                        HYMAN SCHOENBLUM
                              Vice President, Chief Financial Officer
                                          and Controller

DATE:  July 9, 1999